EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-160044), Forms S-3 (Nos. 333-155739, 333-108989 and 333-107579) and Forms S-8 (Nos. 333-121006, 333-115505, 333-81340, 333-51556, 333-38886, 333-140624 and 333-25021) of Aastrom Biosciences, Inc. (a development stage company) of our report dated September 7, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
September 7, 2010